UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 7, 2016

Xenith Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia		23219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 433-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 7, 2016, Xenith Bankshares, Inc. (the “Company”) issued a press release announcing a reverse stock split of the Company’s outstanding shares of common stock at a ratio of 1-for-10 (the “Reverse Stock Split”). A copy of the press release announcing the Reverse Stock Split is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Reverse Stock Split was effective at 9:00 a.m. Eastern Time on Tuesday, December 13, 2016 (the “Effective Time”). At the Effective Time, every 10 issued and outstanding shares of the Company’s common stock were reclassified and converted into one validly issued, fully paid and non-assessable share of common stock. No fractional shares were issued as a result of the Reverse Stock Split. Rather, shareholders of fractional shares of the Company’s common stock will receive a cash payment at a price equal to the closing price of the Company’s common stock as of the Effective Time.

As previously reported, at the Company’s annual meeting of shareholders on November 21, 2016, the Company’s shareholders approved an amendment to the Company’s articles of incorporation to effect the Reverse Stock Split (the “Articles of Amendment”). A copy of the Articles of Amendment, as filed with the Virginia State Corporation Commission, is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Articles of Amendment to the Articles of Incorporation effecting the Reverse Stock Split.

99.1	Press release issued on December 7, 2016 announcing the Reverse Stock Split.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 13, 2016

XENITH BANKSHARES, INC.

By:	/s/ Thomas W. Osgood
	Name:	Thomas W. Osgood
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Incorporation effecting the Reverse Stock Split.

99.1	Press release issued on December 7, 2016 announcing the Reverse Stock Split.

4